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November 2005

Stephens Inc.
Investment Bankers
Logistics and Transportation Services Conference
November 2, 2005
Frozen Food Express Industries,
Inc. and Subsidiaries
F. Dixon McElwee, Jr.
Senior Vice President & Chief Financial Officer

November 2005

      This document contains information and forward-looking statements that are based on management's current beliefs and expectations and assumptions which are based upon information currently available. Forward-looking statements include statements relating to plans, strategies, objectives, expectations, intentions, and adequacy of resources, and may be identified by words such as "will", "could", "should", "believe", "expect", intend", "plan", "schedule", "estimate", "project" and similar expressions. These statements are based on current expectations and are subject to uncertainty and change.
      Although management believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will be realized. Should one or more of the risks or uncertainties underlying such expectations not materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected.
      Among the key factors that are not within management's control and that may have a bearing on operating results are demand for the company's services and products, and its ability to meet that demand, which may be affected by, among other things, competition, weather conditions and the general economy, the availability and cost of labor, the ability to negotiate favorably with lenders and lessors, the effects of terrorism and war, the availability and cost of equipment, fuel and supplies, the market for previously-owned equipment, the impact of changes in the tax and regulatory environment in which the company operates, operational risks and insurance, risks associated with the technologies and systems used and the other risks and uncertainties described in the company's filings with the Securities and Exchange Commission.
Safe Harbor Statement

November 2005

Company Information
☐	Leading publicly traded refrigerated trucking company in the U.S.
☐	Headquartered in Dallas, Texas
☐	Publicly traded on Nasdaq National Market (FFEX)
☐	2004 freight revenue of $465 Million
☐	2,314 trucks
☐	70/30 company-owned/owner-operator

November 2005

Investment Considerations
☐	Industry dynamics create new opportunities
☐	Key player in a capacity constrained environment
☐	Competitively differentiated by our diversified service offerings
☐	Unique flexibility to allocate resources from TL to LTL
☐	Opportunity to expand margins as evidenced by recent performance
☐	Strong cash flows and healthy balance sheet

Refrigerated LTL
29%
20%
Refrigerated TL
Dry Van TL
Other
1%
3PL

November 2005

45%
5%
Total Revenue $465M
2004 Freight Revenue Mix

TL Linehaul
87%
Dedicated
10%
Intermodal
3%
TL Linehaul
Intermodal
Dedicated

November 2005

Refrigerated Truckload Revenue Mix 2004

November 2005

Key Industry Factors
❑	Industry-wide driver shortage
❑	Increasing barriers to entry
❑	High operating costs (drivers, fuel, insurance)
❑	Higher pricing and increased utilization
❑	Increasing Emphasis on Economics of Scale
❑	Fewer carriers - $1 billion less capacity in the full-truckload refrigerated market
❑	Consolidation continues

November 2005

Consolidated Sector
Refrigerated Full Truckload Bankruptcies
☐	Rocor International, 4th largest @ $341 million in revenue.
☐	Ameritruck Distribution, 5th largest @ $300 million in revenue.
☐	Dick Simon Trucking, 7th largest @ $210 million in revenue.
☐	Aasche Transportation, 10th largest @ $154 in revenue.
☐	More than $1 billion capacity taken out of the full-truckload refrigerated market in less than 5 years.
☐	In addition…
■	Alterman Transport Lines, $68 million, the only nationwide refrigerated LTL competition to Frozen Food Express.

November 2005

Source: Refrigerated Transporter, September 2005
“P”= Publicly traded company
P
P
 $8-$9 billion sector; Top Ten comprise $3.7 billion
Competitive Landscape 2005
☐	Transport Industries Holdings, @ $560 million
☐	Prime, Inc., @ $522 million.
☐	C.R. England, @ $508 million.
☐	Frozen Food Express Industries, Inc, @ $474 million.
☐	Marten Transport, @$380 million.
☐	Stevens Transport, @ $368 million.
☐	KLLM, Inc., @ $265 million.
☐	Central Refrigerated Service, @ $228 million.
☐	Shaffer Trucking, @$209 million.
☐	Navajo Shippers, @$168 million.

2004	Q1	Q2	Q3	Q4
Rate per mile	$1.35	$1.36	$1.41	$1.45
y/y %	3.8	3.0	6.4	8.2

2005	Q1	Q2	Q3
Rate per mile	$1.49	$1.50	$1.55
y/y %	10.4	10.3	9.9

November 2005

Key Player in a
Capacity Constrained Environment
   FFEX truckload revenue per mile in 2004 and 2005:

November 2005

Unique Resources
☐	One-stop solution with refrigerated TL (46%), refrigerated LTL (29%), and dry van TL (20%)
☐	Only national LTL carrier
■	12 terminals; 8 recruiting centers/offices
■	Scheduled routes and service
☐	Serving a broad range of freight categories
☐	Limited customer concentration
■	No customers make up 10% of revenue
■	Top 20 customers make up 40% of revenue
■	Remaining 3,000 customers make up the remainder

November 2005

Balance Sheet @ September 30, 2005
☐	Cash = $7.8mm
☐	Total Assets = $182.6 million
☐	No Debt
☐	Shareholder Equity = $112.2 million
Note: $30 million of annual rental expense from
  operating leases.

2005 YTD	2004	2003	2002
Cash Flow from Operations	$ 14.0	$ 40.5	$ 14.2	$ 9.4
CAPEX, net of dispositions	(8.7)	(27.7)	(21.5)	(13.4)
Free Cash Flow (1)	$ 5.3	$ 12.8	$ (7.3)	$ (4.0)

November 2005

(1) Free Cash Flow is defined as FFEX after-tax cash generated by operations available to return to investors after capital expenditures.
Cash Flow

November 2005

Uses of Free Cash Flow
☐	Purchase more Equipment
☐	Repurchase Stock
☐	Accretive Acquisitions

November 2005

OPPORTUNITY:  1% improvement in Operating Ratio equates
to $5 million pre-tax income or 16 cents per diluted share.
Management Initiatives to Drive Profitability
☐	Reduce Driver Turnover
☐	Enhance Freight Network
☐	Cost Containment
☐	Expand High Margin Service Offerings

November 2005

Initiative No. 1
Reduce Driver Turnover
☐	Increase driver awareness and open communication
☐	Programs to mitigate impact of HOS
■	General pay increases
■	Re-structured bonus programs
■	Per-diem adjustments
☐	Currently 95% and goal is to reduce by a third

November 2005

Initiative No. 2
Freight Network Discipline
☐	Maintain discipline with customer lanes and drivers
☐	Requires network planning and freight selection to target maximum profitability
☐	This initiative reduces empty mile inefficiency and increases compensated miles

November 2005

Initiative No. 3
Cost Containment
☐	Freight terminal profitability reviews
☐	Improve back office operational efficiencies
☐	Overall reduction in SG&A spending levels
☐	Improve our Tractor to Non-Driver ratio

November 2005

Initiative No. 4
Expand High Margin Business
☐	Focus on growing intermodal transportation services and dedicated services group
☐	Upside potential of 10-12% top line growth
☐	Concentrate on revenue mix through fleet rotation

November 2005

Double Digit
Top Line Growth
Acquisition
-Opportunities
Logistics
-Industry demand v.
asset capacity
Disciplined Freight Network
-Tighter Network
-Optimizer Software
-Increase Equipment Utilization
Expanding Margins
-Higher Margin Services
-SG&A Productivity
-Driver & non-driver ratio
Growth Engines

November 2005

Stoney M. Stubbs, Jr. Chief Executive Officer
F. Dixon McElwee, Jr. Chief Financial Officer		Charles G. Robertson Chief Operating Officer

Frozen Food Express Industries, Inc. 1145 Empire Central Place Dallas, Texas 75247-4309 P.O. Box 655888 Dallas, Texas 75265-5888 (214) 630-8090 http://www.ffex.net cfo@ffex.net
Contact Information